Exhibit 5.1

Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700	615.244.6380	main
P.O. Box 198966	615.244.6804	fax
Nashville, TN 37219-8966	wallerlaw.com

December 21, 2020

Kubient, Inc.

228 Park Avenue South

Suite 72602

New York, New York 10003-1502

Re:	Registration Statement on Form S-1 (File No. 333-XXXX)

Ladies and Gentlemen:

We are furnishing this opinion in connection with the filing by Kubient, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (File Number 333-XXXXX), as amended (the “Registration Statement”), including the prospectus included therein (the “Prospectus”), with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the underwritten public offering of (i) up to XXXX shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”); and (ii) up to XXXX shares of Common Stock issuable by the Company upon the exercise of an over-allotment option granted by the Company (the “Over-Allotment Shares”). We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and the Prospectus and pursuant to an underwriting agreement, substantially in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). This opinion is being filed pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have acted as securities counsel to the Company. In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates of public officials and other instruments, and have made such other and further investigations, in each case as we have deemed necessary or appropriate to enable us to render the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents or all documents submitted to us as certificate or photostatic copies, and the authenticity of the originals of such latter documents. We have also made such investigations of law as we have deemed necessary or appropriate to form a basis for the opinions rendered herein. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, and have assumed that such matters remain true and correct through the date hereof.

This opinion is limited to the General Corporation Law of the State of Delaware as in effect on the date hereof in effect on the date hereof, and no opinion is rendered as to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. Except as otherwise expressly stated herein, (i) all opinions rendered are as of the date hereof, and (ii) no opinion is rendered herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus.

Kubient, Inc.
December 21, 2020

Based upon the foregoing and in reliance thereon, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

when (a) the Registration Statement becomes effective under the Act, (b) the Company’s Board of Directors has taken all necessary corporate action, including determining the price per share of the Shares and the Over-Allotment Shares, and (c) the Shares and the Over-Allotment Shares have been issued and delivered by the Company against receipt of payment therefor in accordance with the terms of the Underwriting Agreement, (i) the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; and (ii) the Over-Allotment Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to (i) the filing of this opinion as Exhibit 5.1 to the Registration Statement; and (ii) the reference to us under the caption “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this opinion and consent into any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP

Waller Lansden Dortch & Davis, LLP